Exhibit 3.4

Document Translation: Ecapfin SAPI de CV

NoTARA 61.103.104

66.101.103.104 is an IPv4 address.

Mr. Javier Del Valle Palazuelos

Notary 61

Mr. Javier Del Valle Martinez Del Rio

Lawyer

Mr. Diego Del Valle Martinez Del Rio

Lawyer

Ms. Luisa Gonzalez Perez

LawyerC. 987654321]

Mr. Juan Manuel Garcia de Quevedo, ID No. 987654321.

Dean

Lvaro Garca de Quevedo F., Licentiate

Lawyer APT. 17

Ciruelos 304, 5th Floor, Apartment 17

COL. BOSQUES DE LAS LOMAS = Bosques de Las Lomas Neighborhood

11700 Mexico City

Five million two hundred fifty thousand five hundred sixty-one eleven.

52510054

Mr. Javier E. Del Valle Palazuelos. del Círculo de Bogotá

Notary 61 of Bogota Circle

Mexico City

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Testimony

Writing Number 66,101 celebrada el día doce de marzo de dos mil dieciocho.

Minutes of Extraordinary General Meeting of Shareholders held on March 12th, 2018.

What does the MODIFICATION OF OBJECT OF SOCIETY and REFORM of Statutes contain? INVERSIONES, con domicilio social en Calle La Palma, número 5, de Madrid, inscrita en el Registro Mercantil de Madrid al tomo número 4, folio 1, sección 8, hoja número M-00000000

"ECAPFIN", SOCIETY ANONYMOUS PROMOTER OF INVESTMENTS, with its registered office at Calle La Palma, number 5, Madrid, registered in the Madrid Mercantil Register at volume number 4, folio 1, section 8, sheet number M-00000000.

VARIABLE CAPITAL INVERSION, requested by Mr. Jaime Sanchez

CURTAIN.

Cherry Orchard No. 304 5th Floor

Forests of the Hills

Mexico City

5250-5611

Five two five one - zero zero five four

PRL/ALOR is an abbreviation for Point-to-Point Relay Link/Autonomous Localization and Routing. It is a wireless communication protocol that enables the transfer of data between two or more devices in a decentralized manner. It is designed to be reliable, robust, and low-power, making it suitable for use in various industrial and home applications.

Volume 1385

Folio 114258

Javier E. Del Valle and Palazuelos

Notary No. 61

Mexico

66,101

Book One Thousand Three Hundred and Eighty-Five

In the City of Mexico, on the eleventh of March, two thousand eighteen, before me No.4, con oficina en la calle Medellín No. 13, de la ciudad de Medellín

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Mr. Javier E. Del Valle y Palazuelos, Notary Public of Notary No. 4, with office at Medellín Street No. 13, in the city of Medellín. presente

Number sixty-one of Mexico City appears to grant this present. Ordinaria

This written record of PROTOCOLIZATION of Act of Ordinary General Assembly SOCIAL

Extraordinary Shareholders' Meeting, containing the MODIFICATION OF CORPORATE OBJECT S.L.

SOCIAL AND REFORM OF THE STATUTES OF THE "ECAPFIN", S.L. SOCIETY S.A.

Variable Capital Investment Promotion Corporation, S.A. empresa, participar en la reunin

Mr. JAIME SANCHEZ CORTINA, in his capacity as special delegate of the company, will participate in the meeting.

For the same purpose and to that effect it states:

BACKGROUND. fecha once de diciembre del ao dos mil diecisis, otorgada ante el Notario de Madrid, Sr. Pedro Prez, Don Juan Gmez, vecino de dicha capital, vendi la vivienda sita en la calle de Velzquez, nmero catorce, a Don Pedro Gonzlez.

I.- By deed number seventy one thousand five hundred and sixty-nine, dated December eleventh, two thousand sixteen, granted before the Notary of Madrid, Mr. Pedro Prez, Mr. Juan Gmez, resident of said capital, sold the dwelling located at Velázquez Street, number fourteen, to Mr. Pedro González. García

Dated March 27th, 2015, granted before the lawyer Juan García. Arzobispado de Sevilla.

Manuel Garcia de Quevedo Cortina, then Notary number fifty-five of the Archdiocese of Seville. bajo el nmero xxx

District Federal, registered in the Public Register of Commerce of the City of Mexico, under the number xxx. del dos mil dieciocho

In the Electronic Commercial Record No. "536080-1", dated May 27, 2018 Instituto Nacional de Investigacin Tecnolgica

In 2015, with prior authorization from the Ministry of Economy, the National Institute of Technological Research was constituted. Fondos de Inversin

Society called "E Refrigeration", Public Limited Company Promoting Investment Funds indeterminada

Variable Capital Investment, with domicile in Mexico City, Distrito Federal, of indefinite duration Pesos 00/100 M.N.)

Indefinite, variable capital, with a fixed minimum of $50,000.00 (Fifty Thousand Pesos 00/100 M.N.) la moneda

Mexican Peso is the national currency, with an unlimited exchange rate and an acceptance clause for the currency.

Foreigners.- From the aforementioned writing, I, the Notary, transcribe the following:. La adquisicin, enajenacin, arrendamiento, usufructo, permuta, explotacin, administracin, promocin, desarrollo, construccin, conservacin, reparacin, transformacin, comercializacin, distribucin y cualquier otra actividad de bienes inmuebles, muebles, intangibles, acciones, participaciones, valores, ttulos o cualquier otro activo, as como su financiamiento o el de terceros.

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Article Three. Object of the Company. The object of the Company shall be: 1. The acquisition, alienation, lease, usufruct, exchange, exploitation, administration, promotion, development, construction, conservation, repair, transformation, commercialization, distribution and any other activity of immovable property, movable property, intangible assets, shares, participations, securities, titles or any other asset, as well as its financing or that of third parties. fabricar

Buy, sell, make up, import, export, swap, distribute, install, design, manufacture distribuir

Manufacture, assemble, produce, provide maintenance and service, distribute servicios

Repair and market all kinds of goods, articles, products, and services in general. la planificacin comercial

Goods for industrial and commercial use. 2. The formulation of strategies and commercial planning. organizaciones logren su objetivo

Technologies for innovation and management of paradigms, enabling organizations to achieve their goal. etc.,

Individuals, public entities, private companies, educational institutions, etc. la calidad de vida de las personas

Social and political organizations can achieve their goals and thus improve the quality of life of people. implementar estrategias para mejorar su posición competitiva y niveles de productividad y rentabilidad.

Advise and implement strategies to improve their competitive position and levels of productivity and profitability. las empresas

Implement programs for quality management, innovation and competitiveness in companies. se conoce como entidades de derecho público

Territorial entities and private institutions, which in an enunciative way, are known as public law entities. compra, venta, suministro, distribución, intercambio, almacenamiento, transporte, importación, exportación, comercialización, instalación, montaje, promoción, publicidad, representación, intermediación, concesión, arrendamiento, licenciamiento, franquiciamiento, servicios, asesoramiento, desarrollo de productos y la explotación de cualquier otra actividad

Without limitation, provide and facilitate nationally and internationally the purchase, sale, supply, distribution, exchange, storage, transport, import, export, marketing, installation, assembly, promotion, advertising, representation, intermediation, concession, leasing, licensing, franchising, services, advice, product development and exploitation of any other activity. etc

Training and capacity building through documentation, lectures, the teaching of courses, etc. desarrollo

Certificates, Seminars, Workshops, Conferences, Implementation, Design, and Development de cultura

Establishment of training programs in paradigms, culture change acciones que contribuyan al desarrollo

Organizational competitiveness and innovation, as well as promote, foster and carry out actions that contribute to development. de un pas determinado o de una regin geogrfica determinada, servicios de intercambio cultural

Cultural exchange programs.- 4.- Provide physical or legal persons from a particular country or a specific geographical region with cultural exchange services.

All kinds of professional services, public or private, state or para-state. construccin, desarrollo, implementacin, operacin, mantenimiento y evaluacin de proyectos

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Technical advisor and technical assistance in the organization, preparation, design, construction, development, implementation, operation, maintenance and evaluation of projects.

Promotion, development and operation of all types of negotiations and projects. educacion como de salud

Allowed by law, as well as providing education and health services. financieros, etc

Consulting firm, as technicians, of industrial, commercial, administrative, financial, etc. character. implementacin de un plan de negocios requiere la consideracin de varios factores, incluyendo los aspectos financieros, de producción, mercadotecnia, publicidad y distribución.

Implementation of technologies, virtual designs, creation of databases de desarrollo y procesos de mejora

Aiming to generate new profiles of productive projects, development plans and improvement processes. estudio de mercado

Business, research, statistics of productive sectors, market study. calidad

Training and other academic activities that lead to the improvement of quality fin

Competitiveness and the ability to innovate, and to hire studies that lead to this end gestin de

End, as well as the organization of special events, corporate campaigns and the management of los problemas de la empresa.

Creating Family Trusts. - 6.- Investigate, study and propose solutions to the company's problems. se presentan en el ambiente laboral

Management, handling, rationalization, and attention of conflicts that arise in the workplace. empresas

Affect directly and indirectly the competitiveness of organizations and businesses. difundir contenidos en cualquier soporte digital.

Physical persons.- 7.- Investigate, evaluate, promote, produce, edit, publish, and disseminate content on any digital support. etc.

To commercialize and distribute all types of books, works, articles, magazines, works, etc. libros, materiales didcticos

Pedagogical materials, monographs, pamphlets, audio and video programs, books, educational materials de entretenimiento

Photographs, movies, posters, compact discs, DVDs, etc., for entertainment purposes. mentalidad productiva y la generación de nuevas estrategias de innovación

Educational and for the promotion of the development of competitiveness, the change of productive mentality and the generation of new innovation strategies.

Mr. Javier E. Del Valle y Palazuelos di Yogyakarta

Notary No. 61 of Yogyakarta es un país hermoso

Mexico is a beautiful country. avance y desarrollo de las organizaciones

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Paradigms, innovation, and in general any topic that contributes to the advancement and development of organizations. todos los contratos y negocios que sean necesarios para el

Compliance with the corporate purpose, whereby the Company may acquire or enter into all the contracts and transactions necessary for this. el desarrollo de proyectos

Agreements with natural or legal persons, national and international, for the development of projects

Access radio or electronic media through the Internet. y documentos

Development, raising, analysis and interpretation of surveys, reports, reports and documents los recursos

Evaluation, and other mechanisms for determining the status and promotion of resources sector público y el sector privado

Competitiveness between public and private organizations. Advertising between the public and private sectors.í mismo, un ciudadano debe ser responsable en el uso de los mismos

Public consumer of all products and services provided by society; likewise, a citizen should be responsible in the use of them.

To be an agent of promotional product marketing. agente

Representative, Commission Agent, Franchisor or Franchisee, Mediator, Distributor or Agent prestadores de servicios business representatives of national or foreign companies, manufacturers, traders or service providers.

Service providers, goods, and articles related to the company's purpose. para el desarrollo de los negocios

The establishment of offices, agencies and branches necessary or convenient for the development of the business. por el tiempo que estime conveniente

For the attainment of the social object, in national territory or abroad and for the time deemed convenient derechos

Acquire, by any legal title, all kinds of goods to exercise all kinds of rights. de dominio sobre bienes muebles o inmuebles, así como adquirir, usufructuar, gravar, arrendar, hipotecar, permutar, enajenar, dividir, reunir, mejorar, construir, administrar, explotar, vender y en general disponer de los mismos.

Acts of dominion related: 12. To celebrate and perform all acts and contracts of dominion over movable or immovable property, as well as to acquire, usufruct, burden, lease, mortgage, exchange, alienate, divide, reunite, improve, build, administer, exploit, sell and in general dispose of the same. como aquellos que afecten a sus bienes

That they be necessary, convenient or connected to the purposes of the society, as well as those that affect its assets.

How to perform all necessary operations and execute all contracts. privadas

Agreements, acts and legal transactions, with natural or legal persons, public or private. de los fines de la Fundación

Private, national, or foreign entities suitable for fulfilling or facilitating the development of the Foundation's goals. comprar, construir, reformar o ceder bienes muebles o inmuebles necesarios para el cumplimiento

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13. Rent, buy, build, renovate, or transfer necessary movable and immovable property for the fulfillment of the Organization's purpose and that are compatible with it. y servicios

Sublease on one's own account or on behalf of third parties all sorts of goods, products and services.

Services, materials, articles and merchandise, necessary and related or connected. y demás personalidades.

For the purposes of the society - 14. - To hire employees, managers, officials and other personalities. corredores

Executives, agents, commissionaires, professionals, representatives, intermediaries, brokers

Personal and services of all kinds for its functioning and proper fulfillment algunas de sus obligaciones

From its object, as well as delegating to one or more people the fulfillment of some of its obligations.

Orders, commissions, services and other activities inherent to its purpose. uso

Acquire, process, alienate, possess, exercise, license, grant and assign the use. comerciales, etc.

Right to use of patents, trademarks, concessions, franchises, business names, etc., patentes

Commercials, distinctive logos, permits, licenses, privileges, inventions, improvements, patents tema

Copyright and related rights that are useful with respect to any topic. contrato de arrendamiento, bienes muebles o inmuebles, nacionales o extranjeros, destinados al desarrollo del

Business of the society, whether national or foreign. - 17. Acquire in purchase or lease contract, movable or immovable goods, national or foreign, destined for the development of the business. maquinaria y equipo

Rent the necessary infrastructure, such as warehouses, motor vehicles, machinery and equipment.

Furniture and Equipment, and all necessary to enhance the development of the social objective. desarrollar actividades de formación, educación, divulgación, investigación, y conservación y restauración de bienes culturales, así como la realización de actividades de carácter artístico y científico.

Promote, sponsor, organize, cooperate, promote, establish, organize and develop training, educational, dissemination, research, and conservation and restoration activities of cultural assets, as well as the realization of artistic and scientific activities. contribuyan a la transformación social

Take part in the capital and assets of all kinds of organizations that contribute to social transformation. sociedad

Have the same, similar, complementary or compatible object of activity as the society.

Organization, as well as executing actions in coordination with other entities fines

Public or private, national or foreign organizations pursuing equal or similar goals. o jurídicas en la adquisición de bienes inmuebles.

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Objective 19: Act as an agent, advisor, or representative of individuals or legal entities in the acquisition of real estate.

Legal, national or foreign entities that engage in similar activities. presente contratación related, similar, complementary, accessory or related to the object of this contract precios

Organization.- 20.- Participate in public, private and price bidding competitions. de documento

Sign documents before State or private entities, and generally sign any type of document. entidad pblica

Enter into a contract or conduct any type of legal business with the State or any public entity..

Another country or government or its entities, or with individuals and/or entities. otras empresas o personas naturales o jurídicas para la realización de proyectos o actividades internacionales

International. Likewise, it may form consortia and/or temporary unions with other companies or natural or legal persons for the realization of international projects or activities. cualquier actividad

Legal or natural persons, national or foreign, for the development of any activity. necesarios para el cumplimiento de los proyectos contenidos en su objeto social.

21. Carry out all necessary actions for the completion of the projects contained in its corporate purpose. acuerdo con los principios de la empresa, tal medida es

Necessary and convenient for the development of its goal. Consequently, and in accordance with the principles of the company, such measure is recibir en arrendamiento, usufructo o cualquier otra figura jurídica, bienes muebles e inmuebles, y contratar toda clase de obras y servicios.

In an enumerative but not limiting way, the Society may acquire, alienate, give and receive by lease, usufruct or any other legal figure, both movable and immovable goods, and contract all kinds of works and services. incorporales

To lease all kinds of tangible and intangible real and personal property.

Intangible, necessary or convenient assets for the proper development of the corporate purpose. sea, el poseedor de la cosa fideicometida

Affect all kinds of assets in trust with the character of the trustor, i.e. the holder of the trust property. y cobrar los cheques

Receive the goods that they themselves enter as trustees, as well as issue and collect checks.

Instructions for the Trust Institution to Issue Participation Certificates

1. Prepare the necessary documents for the issuance of the participation certificates. These documents should include the names of the participants, the number of certificates to be issued, and the purpose of the certificates.

2. Determine the fees to be charged for the issuance of the participation certificates.

3. Ensure that the trust institution has the necessary resources and authority to issue the certificates.

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4. Request the necessary approval from the relevant authorities for the issuance of the certificates.

5. Issue the certificates according to the approved specifications and in accordance with the established procedures.

6. Provide the participants with the issued certificates and any necessary documentation.

7. File the issued certificates in the appropriate records for future reference. caso

Negotiable or real estate bonds, bearer or nominative, as the case may be. crdito

Case, certificates of indebtedness, certificates of housing and other titles of credit. la distribucin de crditos en contra del patrimonio fideicomitido son el resultado de un acuerdo entre el fideicomitente y el fideicomisario.

In general, the granting and distribution of credits against the trust estate are the result of an agreement between the settlor and the trustee.

Mr. Javier E. Del Valle and Palazuelos berlokasi di Jalan Sudirman

Notary No. 61 is located on Jalan Sudirman. es uno de los países más grandes de América Latina

Mexico is one of the largest countries in Latin America. mercantiles, administrativos, laborales, tributarios, etc

Issuance of all kinds of acts, operations, contracts and titles, whether civil, commercial, administrative, labor, tax, etc. 2.- OBJETO SOCIAL

Article 2 - Object of the Company: To carry out any operations of a commercial, financial or credit nature related to its corporate purpose. reunión de todos los accionistas de una corporación con el propósito de tomar decisiones importantes.

Twenty-Third Assemblies. The General Assembly of Shareholders is the meeting of all shareholders of a corporation with the purpose of making important decisions. modificar y derogar todas las disposiciones reglamentarias y estatutarias que rigen la Sociedad

Supreme Authority of the Society, in it can be agreed, ratified, modified and repealed all the regulatory and statutory provisions governing the Society.

Establish and/or modify guidelines for all acts and operations of the Society. para las partes interesadas

Therefore, its resolutions shall be binding on all shareholders and stakeholders alike. decisiones carecerán de eficacia

Those decisions adopted by the shareholders unanimously outside the meeting will lack effectiveness. Director General o por cualquier otra persona a quien el Consejo de Administracin

Resolutions may be executed by the Board of Directors, the Chief Executive Officer, or any other person to whom the Board of Directors has delegated authority. su representante

President of said Council or by persons designated as his/her representative asuntos especiales, en tales casos, los Delegados Especiales son elegidos para representar los intereses de la Asamblea en la discusin.

Special Delegates. Assemblies may be held to discuss special matters, in such cases, Special Delegates are elected to represent the interests of the Assembly in the discussion. la Constitucin de la Repblica Bolivariana de Venezuela

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Any of the matters referred to in Article 182 (One Hundred and Eighty Two) of the Constitution of the Bolivarian Republic of Venezuela. Extraordinarias, y Excepcionales

The General Law of Commercial Companies, the assemblies may be Ordinary, Extraordinary, and Exceptional. en la sede social, o en alguna otra localidad de la República, previa autorización del Consejo de Administración.

Extraordinary and/or Special - Shareholders' Assemblies must be held at the registered office, or in any other locality of the Republic, with prior authorization of the Board of Directors. siempre que lo solicite el Presidente

Whenever the Board of Directors of the Society deems it appropriate, and upon request of the President. bienio

By necessity, once a year within the first four months following the two-year period. artículo 35 de la Ley de Sociedades Anónimas

Closing of the fiscal year of the Corporation to address the matters provided for in Article 35 of the Corporation Law.

Article 181 (One Hundred and Eighty-One) of the General Law of Mercantile Companies. convocatorias a las Asambleas Generales serán hechas por el Presidente o por el Vicepresidente, o por los miembros del Consejo Directivo que designe el Presidente para tal fin, por intermedio de la Gaceta Oficial de la República. En caso de urgencia, se podrán hacer las convocatorias también por medio de los diarios de mayor circulación en la ciudad.

Article 25. Assemblies Convocations. The convocations for General Assemblies will be done by the President or the Vice President, or by the members of the Board of Directors designated by the President for such purpose, by means of the Official Gazette of the Republic. In case of urgency, the convocations can also be made through the newspapers with the largest circulation in the city.

Calls for the celebration of Assemblies will be made by the President estn presentes en la reunion tienen el derecho de votar

The Secretary of the Board of Administration, however the Shareholders present at the meeting have the right to vote. interesado

Represent, either individually or collectively, at least the majority ownership of the interested party. de Administración

Shareholders of the ordinary shares can request to the President of the Board of Administration que deliberar

The Administration has issued a call concerning the matters that need to be discussed. Propietarios

Right to vote and to convene an Assembly of Owners at any time. sometido a su consideracin, o bien se puede optar por una votacin por escrito.

Shareholders may either postpone the voting on any matter submitted for their consideration at one time, or may opt for a written vote.

With regard to which the shareholders or their representatives are not consideredpan si deben o no deben

Adequately informed in the terms of the applicable legislation, so they know whether they should or should not. demora

Celebrate the voting within the next three days without delay.probados en el año anterior

Need for new call, and without the percentages approved in the previous year being applicable Noventa y Nueve)

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What do Articles 184 and 199 refer to? disposiciones establecen los requisitos para ser una sociedad mercantil, los documentos necesarios para su constitución y la administración de la compañía.

Ninety-nine of the General Law of Commercial Companies. These provisions establish the requirements to be a commercial company, the documents necessary for its constitution and the administration of the company. lugar

Calls should be published in the newspaper with the highest circulation in the area. aprobacin de la asamblea general

Registered office at least 15 (fifteen) days in advance to the approval of the general assembly.

Article 26. Assemblies. Any Assembly shall be held on a date to be determined by the Board of Directors. relacionados con la organización, el funcionamiento y el cumplimiento de los fines del órgano o entidad.

Ordinary. These will be those convened to discuss and resolve all matters related to the organization, operation and fulfillment of the purposes of the body or entity. Uno)

Article 180 (One Hundred and Eighty) and Article 181 (One Hundred and Eighty-One) en el futuro

One) of the General Law of Commercial Companies or any other that is included in the future

According to the Law and the present By-Laws, on the Agenda. la Asamblea

Article 27. On Installation and Voting at the Assembly el Presidente cuando se encuentre presente la mayoría absoluta de los socios.

Ordinary Assemblies. The Assembly shall be legally installed by the President when the absolute majority of the members are present. menos las dos terceras partes

By virtue of the first convocation when at least two-thirds are present and represented. un mnimo del 25%

Less than half of the share capital and the Series "A" shares are present with a minimum of 25%. voto de los miembros.

Right to vote. Resolutions will be considered valid when taken by the vote of the members. tenedores de bonos

A majority vote in favor of the shares present representing bondholders. Serie "B"

Shareholders of Series "A" and at least one representative of a Series "B" shareholder. Ordinarias y Extraordinarias de Accionistas de cualquier Sociedad Anónima abierta se celebrarán con un mínimo de quince (15) días hábiles de anticipación al momento de la celebración.

Series "B". In case of a second or subsequent call, the Ordinary and Extraordinary General Meetings of Shareholders of any Open Corporation shall be held with a minimum of fifteen (15) business days in advance of the time of celebration. de los votos de los accionistas

Shareholders' Ordinary Meetings may validly be held with at least 30% of the shareholders' votes. presentes al menos el cincuenta por ciento de su capital social

Of the ordinary shares with voting rights, at least fifty percent of the social capital must be present.an aprobadas por el 75% de los tenedores de acciones

At least present 15% of the Series "A" shares and their resolutions be approved by 75% of the shareholders. a voto

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Take the affirmative vote of the majority of the present voting rights actions. las reuniones extraordinarias, no proyectadas en el calendario anual, que se lleven a cabo para tratar temas especficos y que sean convocadas por el Presidente.

Article Twenty-Eighth. Special Assemblies. All extraordinary meetings not planned in the annual calendar, to deal with specific topics and convoked by the President, shall take place. consignados en la convocatoria

Assemblies including matters on the agenda not explicitly mentioned in the call for meeting. podrán celebrarse de forma virtual

As provided for in the Law or in the Statutes of the Company, such Assemblies may be held virtually.bería ser objeto de consideración por la Asamblea

Shareholders may be called upon by any Shareholder to resolve any matter that should be considered by the Assembly. Sociedades

In accordance with Article 195 of the General Law of Corporations tratar de una Sociedade Mercantil, se debe reunir en Asamblea Especial. Esta reunión debe contener a todos los miembros (socios) de la Sociedad Mercantil, donde los miembros deben discutir y tomar decisiones sobre los asuntos de la Sociedad. Se debe adoptar una votación para determinar las decisiones que se tomarán. La votación debe ser aprobada por al menos la mayoría de los miembros de la Sociedad Mercantil.

Merchant Societies should be dealt with in Special Assembly.- To deal with a Merchant Society, a Special Assembly must be held. This meeting must include all members (partners) of the Merchant Society, where the members must discuss and make decisions on the matters of the Society. A vote must be taken to determine the decisions that will be made. The vote must be approved by at least the majority of the members of the Merchant Society.

Consider legally installed a Special Assembly the requirements will be applied.

Established in the Social Statutes pertaining to General Assemblies

Shareholders' Extraordinary Meetings, but referring to the series or series in question. convocadas con el objeto de tratar asuntos especficos y determinados, previa convocatoria por los acuerdos de la Asamblea Ordinaria.

Article 29. Extraordinary Assembly. Those convened with the purpose of treating specific and determined matters, prior to the convocation by the agreements of the Ordinary Assembly.

Mr. Javier E. Del Valle y Palazuelos

Notary No. 61 es un pas hermoso

Mexico is a beautiful country. temas de la preocupación de los miembros.

Assemblies convened to discuss and resolve matters that include the concerns of the members. Sociedades

Matters envisaged in Article 182 (One Hundred and Eighty-Two) of the General Corporation Law la Asamblea

Companies or any other included in the Order of the Day of the Assembly, aprobarse y promulgarse por la Asamblea General

According to the Law and the present Statutes of the Society shall be approved and promulgated by the General Assembly.

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Agreed by the Extraordinary Assembly.- ARTICLE THIRTIETH. trata de una asamblea extraordinaria en la que se tratan temas relacionados con la instalación y votación en asambleas extraordinarias.

Installation and Voting in Extraordinary Assemblies This is an extraordinary assembly in which issues related to the installation and voting in extraordinary assemblies are discussed. la presente se citen

Consider legally installed the Extraordinary Assemblies that are convened by virtue of this.

First call when at least 75% of the shares are present de la mayora de los socios con derecho a voto

From the social capital, and their resolutions will be valid when taken by the vote of the majority of the shareholders with voting rights. menos el diez por ciento del capital social

Favorable to the shareholders with voting rights representing at least ten percent of the share capital estatutos puedan ser reformados se requiere el voto de los tres cuartos de los accionistas

Less than half of the share capital of the Company, however, in order for its statutes to be amended, the vote of three quarters of the shareholders is required. aprobacin

That resolutions be considered valid within said quorum of installation and approval. para que tenga validez

A vote will always require the presence of at least 30% of the capital in order for it to be valid. ronda de financiación, los accionistas de la Serie "A" representan a los primeros inversores en la compañía. Estos accionistas tienen derecho a una parte mayoritaria de los beneficios de la compañía, así como derecho a una votación preferencial en la Junta Directiva.

In the case of a second or subsequent round of financing, the Series "A" shareholders represent the first investors in the company. These shareholders are entitled to a majority share of the company's profits, as well as a preferential voting right on the Board of Directors. dos de los miembros

The meeting can be validly held when at least two of the members are present. sean aprobadas por la mayora de los accionistas

Fifty percent of voting shares and resolutions shall be valid when approved by the majority of shareholders. al menos el cincuenta y uno por ciento de los votos emitidos

The resolution shall be passed by the affirmative vote of the holders of the shares representing at least fifty-one percent of the votes cast. estas estatutos

At least half of the company's share capital for the event of adopting these statutes. social (ii) aportes de los accionistas

Resolutions on any of the following matters mentioned (i) Change of the company object (ii) Shareholders contributions objeto social

Social of the Society, (i) merger or split-up of the Society, (ii) actions outside of the corporate purpose la compaia

Regular Business Course of the Company, (iv) Sale of the Majority of the Company's Shares declaración de dividendos y (vii) reducciones de capital.

Series "A" has a third, (v) increases to the company's capital, (vi) declaration of dividends, and (vii) reductions of capital.a unilateral

Any agreement, agreement, strategic alliance contract with a third party unilaterally los bienes de una sucesin

13

(VII) Declare dividends, (VIII) Transform the Company, (IX) Declare the assets of an inheritance de la Sociedad

The Society is bankrupt, () the Society's indebtedness, (xi) the Society's acquisitions. nuevos Miembros del Consejo

(xi) Change in the number of Board Members, (xii) Selection of new Board Members en el capital

External auditors, (xiv) approval of the annual operating budget, and (v) changes in capital la aprobacin del consejo

From the executive team and their compensation, participation and approval from the board will be required. las acciones de la Serie "B"

Approval of all of the shares of Series "A" and at least 10% of the shares of Series "B". Accionistas

The approval of the actions of Series 'B' at that Extraordinary Shareholders Meeting

Shareholders veinticuatro de octubre del dos mil dieciocho, se ha adquirido a favor de don JUAN PEREZ GONZALEZ, la finca registral nmero mil quinientos setenta y siete, con una extensin superficial de veinticinco mil setecientos sesenta y cinco metros cuadrados

II.- By instrument number seventy-one thousand seven hundred fourteen, dated October twenty-fourth, two thousand eighteen, don JUAN PEREZ GONZALEZ has acquired the registral farm number one thousand five hundred seventy-seven, with an extension of twenty-five thousand seven hundred sixty-five square meters.

June 18th, 2015, granted before the licentiate Juan Manuel Federal y Estado de

Garcia de Quevedo Cortina, then Notary Number 55 of the Federal District and State of volumen XX, folio 1, seccin A, hoja MX-1234

Registered in the Public Trade Registry of Mexico City, in volume XX, folio 1, section A, sheet MX-1234 dieciocho

Electronic Commercial Folio number "536080-1", dated June 30th, 2018 la Compañía

Fifteen, the Act of Extraordinary General Assembly of Shareholders of the Company was protocolized. EMPRESA DE CAPITAL VARIABLE, CON DOMICILIO EN LA CALLE EL PORTAL N° 18, DEL DISTRITO DE SAN MIGUEL, POR EL PRESENTE INSTRUMENTO, DECLARA

The society "E REFRIGERACION", anonymous society promoter of company of variable capital, with domicile in the street El Portal No. 18, of the district of San Miguel, by this instrument, declares veintiuno

Variable Capital Inversion celebrated on June 1, 2021

At the meeting of quince, it was decided to modify the name of the y as well as other matters. Compañía

Consequence of the reform to Article One of the Company's By-Laws

ECAPFIN S.A. (formerly known as "Sociedad") se me encargó, la siguiente

Variable Capital Investment Promoter, from the writing that was entrusted to me, the following

14

I, the Notary, record the following:

The change of denomination of the Society to "ECAPFIN" is authorized. Hacienda y Crdito Público

S.A.P.I. DE C.V., according to the authorization obtained from the Ministry of Finance and Public Credit.

Economy de la siguiente forma:

Article 1 of the Social Statutes shall be amended to read as follows:

The purpose and objective of the Company is to carry out any and all types of commercial, industrial, agricultural, financial, real estate, service, and any other type of business activity and transactions, both in the domestic and foreign markets, as well as to carry out and participate in any type of civil, mercantile or other legal entity or association, and to administer, manage, and/or liquidate any type of assets, rights, and obligations.

In this way Sociedad es "Empresa de Servicios de Ingeniería S.A."

Article 1. Business Name. The business name of the Company is "Engineering Services Company S.A.""

Society is "ECAPFIN" followed by the words "SOCIEDAD ANONIMA" PIV

Variable Capital Investment Promoter, or its abbreviation PIV

S.A.P.I. de C.V. (hereinafter referred to as "the Company")... compañía, aceptaron la modificación de los estatutos sociales.

III. That on the eleventh of March, two thousand nineteen, the shareholders of the company accepted the modification of the corporate bylaws. se desprende que el directorio fue ratificado

The Society held an Extraordinary General Meeting of Shareholders, from which it was concluded that the board of directors was ratified. se levantara en hojas sueltas

The corresponding minutes were taken, which, since the Book of Minutes was not available, were taken on loose sheets. firmaron con los testigos que se nombraron

From the Society, it was settled in six useful sheets of common paper. This act was signed by the witnesses who were named. diligencia de constatación

I certified the request of the specially appointed appearing party for this purpose in the inspection act.

Append to this document under the letter "A" of the file the proper acts. documentación

A copy of the same and another copy shall be added to the testimonials of the documentation.

Mr. Javier E. Del Valle and Palazuelos

Notary No. 61 es un pas que tiene una gran variedad de culturas y tradiciones

Mexico is a country that has a great variety of cultures and traditions.

15

Let it be issued, which copied textually says:

ECAPFIN, S.A.P.I. DE C.V.

Extraordinary General Shareholders' Assembly

March 11, 2019. reunieron los miembros de la Junta Directiva

In Mexico City, at 10:00 a.m. on March 11, 2019, the members of the Board of Directors gathered. celebrar la asamblea ordinaria de accionistas

They gathered at the corporate headquarters of "ECAPFIN", S.A.P.I. DE C.V., in order to hold the ordinary shareholders' assembly. en la lista aprobarán los cambios

Hold an Extraordinary General Assembly, the people listed will approve the changes Sr.

Mentioned in the attendance list that is then indicated, with the attendance of Mr.

Commissioner of the society, Mr. Humberto Martin Pea Manzano. señor Jos Ramrez.

Mr. Jaime Sanchez Cortina presided over the Assembly and Mr. Jos Ramirez acted as secretary. de la Facultad de Contaduría y Administración, así como de la Facultad de Ingeniería.

Mr. Alejandro Zacarias Legorreta Cortina, who hold the positions of Counselors of the Faculty of Accounting and Administration, as well as of the Faculty of Engineering.

Owners on the Board of Directors of the Company.

The President appointed Mr. Alejandro Zacarias Legorreta as scrutineer. capital social

Cortina, who certified that it was represented in the Assembly with 100% of the share capital

Social capital to date, distributed as follows

Attendance List

Shareholder

Actions, CATEGORÍA A

Class I, Series A, Category AAR

APPRECIATE (“ECMV”)

E Capital Mexico Venture Capital Fund I, LP ("ECMV")

RFC: ECL150116JT7 uma variedade de artistas e bandas, a música japonesa tem ganhado popularidade no ocidente ao longo dos anos.

16

Represented by a variety of artists and bands, Japanese music has gained popularity in the West over the years.

Alejandro Zacarias Legorreta Cortina

Jaime Sanchez Cortina

RFC: SACJ650430CY9

GG

Forty-nine thousand five hundred dollars.

Five hundred dollars. FINANCIAL PLANNING

Total Financial Planning is a process of managing your finances to achieve your short-term and long-term financial goals. It involves setting goals, creating a budget, tracking your spending, investing, and planning for retirement. It also includes creating an emergency fund, managing debt, and protecting your assets. Total Financial Planning requires an understanding of your current financial situation and a plan to reach your desired goals.

One hundred.

Fifty thousand dollars. conformidad con lo establecido en el artículo 123 de la Ley General de Sociedades, se aprueba el acta de la asamblea

In virtue of the entirety of the shares of the share capital being represented, in accordance with the provisions of article 123 of the General Law of Corporations, the minutes of the assembly are approved.

In accordance with the provisions of Article 188 of the General Law of Societies elegir a sus autoridades.

The President declared the Assembly legally installed, to elect its authorities.

Let out the following:

Agenda a saber:

I. Discussion and, if applicable, approval to increase the object of the society, namely:

Amending Article Third of the corporate bylaws.

II. Appointment of Delegates. Junta manifest que

Point one. In discharge of the first point of the agenda, the Chairman of the Board stated that

The assembly explained to the attendees the need to increase the corporate purpose.

From society, in order for society to be able to develop extensively. establecer un mecanismo de seleccin que permita la identificacin, desarrollo y promocin de las mujeres dentro de la organizacin

17

He proposed to reform Article Three of the Social Statutes in order to establish a selection mechanism that would allow for the identification, development, and promotion of women within the organization.

It should be drafted in the following manner ....

Article Third. Object of the Company. The object of the Company shall be: exportacin, almacenamiento, transporte, comercializacin, distribucin y consumo de productos agropecuarios

The Cultivation, production, processing, purchase, sale, import, export, storage, transportation, commercialization, distribution and consumption of agro-products. otra operacin relacionada con los productos

Export, distribution, commercialization, consignment, promotion, and any other operation related to the products. aquellos que son producidos en granjas

Agricultural and food product, act, or service, especially those produced on farms.

The nopal and camo (camouflage) bienes inmuebles

2. Establish, construct, possess, acquire and administer all kinds of real estate. centros de distribucin

Facilities, factories, workshops, loading and packing plants, warehouses, distribution centers. inmuebles

Buildings, warehouses, communication channels, land and, in general, all kinds of real estate. municipales

Real estate, concessions and services for use of Federal, State, Local and Municipal waters.

These natural resources or inputs necessary for the achievement of the goal.

Without acquiring any agricultural, livestock or forestry lands in any case.

Represented by shares "I", in terms of agrarian law. ejecucin de los planes

Develop protocols, processes, methods for the implementation and execution of plans

Carbon Credit Capture consignar, transportar, almacenar, guardar

4.- Buy, sell, manufacture, import, export, exchange, distribute, consign, transport, store, save

Install, design, manufacture, assemble, produce, provide maquinaria, equipo y mobiliario

Maintenance and service, repair and commercialize in general all kinds of goods, machinery, equipment and furniture.

Industrial and commercial use items, products, and merchandise. del conocimiento

Formulating strategies and technologies for innovation and knowledge management privadas, organismos internacionales, etc., que se relacionen entre s y con otros actores del entorno

18

Paradigms that enable individuals, public and private entities, international organizations, etc., to interact and connect with other actors in the environment. as como grupos de inters

Private companies, educational institutions, social and political organizations, as well as interest groups. de productividad

They can reach their goals and thereby improve their competitive position and productivity levels.

Productivity and profitability. mejora continua.

Advise and implement quality management, innovation and continuous improvement programs.be significar una mejora en la calidad de los servicios

Competitiveness in territorial entities and private institutions, which should mean an improvement in the quality of services.

Mr. Javier E. Del Valle y Palazuelos

Notary No. 61 es un pas con una gran diversidad cultural

Mexico is a country with great cultural diversity. internacional

In an enunciative, but not limiting way, this includes offering and facilitating on a national and international level. participacin en cursos y seminarios,

International training and development through documentation, lectures, participation in courses and seminars. etc

Participation in courses, diplomas, seminars, workshops, conferences, etc.

Implementation, design and the establishment of training programs el papel que desempean en la organizacin

Paradigms, organizational change, competitiveness and innovation, as well as the role they play in the organization.

Promote, facilitate, and implement cultural exchange programs. extranjeras, bienes muebles o inmuebles, con o sin vigilancia

7.- Lend to individuals or legal entities, public or private, state or foreign, movable or immovable goods, with or without surveillance.

State-owned, all kinds of professional, technical, advisory and support services. evaluacin de proyectos

Technique in the organization, preparation, design, promotion, development and evaluation of projectsí como el mantenimiento de buenas relaciones comerciales

Operation of all types of negotiations and projects allowed by law, as well as the maintenance of good commercial relations. acuerdo con los requerimientos del cliente

Provide assistance and services, both consulting and technical, according to the client's requirements. de servicio

Industrial, Commercial, Administrative, Financial, Production, and Service Characteristics

Marketing, Advertising and Distribution. creacin de productos y la utilizacin de software

19

8.- Design and implementation of technologies, virtual designs, creation of products and utilization of software.

Creating databases aimed at generating new project profiles

Productive, business plans, researches, sector statistics desarrollo de los estudiantes productive, training and other academic activities that lead to the development of students de investigación para llegar a una mejor comprensión de los cambios sociales

Improvement of competitiveness and capacity to innovate, and hire research studies to gain a better understanding of social changes. de concientizacin y charlas

To achieve this end, as well as the organization of special events, awareness campaigns and talks.

Corporate and the creation of patrimonial funds.

9.- Investigate, study and propose solutions to management problems. el logro de los objetivos

Management, Rationalization, and Attention to Conflicts that Directly Affect the Achievement of Goals

An indirect reference to the competitiveness of organizations and individual people. distribuir productos y servicios.

Research, evaluate, promote, produce, edit, publish, market, and distribute products and services. de estudio

Distribute all types of books, works, articles, magazines, works, study materials. impresiones

Educational, monographs, brochures, audio and video programs, photographs, prints entretenimiento

Movies, posters, CDs, DVDs, and more for educational and entertainment purposes. innovación y la modernización de los productos

The promotion of the development of competitiveness, the change of paradigms, innovation and modernization of products. social de la empresa

Innovation, and in general any topic that contributes to the fulfillment of the company's corporate purpose. naturales o jurdicas

Therefore, the Society may acquire or enter into agreements with individuals or legal entities. transporte

Natural or legal persons, national and international, to access means of transportation

Radio or electronic communication through the internet. informes, estadsticas y datos.

11.- Development, raising, analysis and interpretation of surveys, reports, statistics and data. desempeo

Reports, performance evaluation reports, and other mechanisms for determining performance.

State and Promotion of Competitiveness of Public and Private Organizations. servicios

20

Advertising to the public consumer of all products and services.

Services provided by the society; as well as the commercialization of products.

Promotional o actuar comisión o mandato

Be an agent, representative, commission agent, franchisor or franchisee, or act on commission or mandate. con el fin de realizar operaciones de compraventa de bienes

Mediator, distributor, or agent of national or foreign companies, in order to carry out purchase and sale operations of goods.

Manufacturers, merchants, or service providers, goods, and articles

Related to the corporate purpose. convenientes para el mejor desarrollo de los fines de la compañía

14. Establishing offices, agencies and branches necessary or convenient for the better development of the company's objectives. extranjero

Convenient for the attainment of the corporate purpose, in the national or foreign territory clase de actividades industriales

Foreigners may acquire, by any legal title, all kinds of assets to carry out all kinds of industrial activities.

Class of Acts of Dominion Related. convenientes o adecuados para el logro de los fines sociales -*-~*-

Celebrate and execute all acts and contracts that are necessary, suitable or appropriate for the achievement of the corporate purposes. operaciones

Connected or related to the objectives of the society, as well as carrying out all operations. jurídicos

Carry out necessary operations and enter into all contracts, agreements, acts and legal transactions extranjeras

Legal, with natural or legal persons, public or private, national or foreign. correspondiente contratación

Foreign, suitable to fulfill or facilitate the development of the corresponding contract's object.

Organization and compatibility with it. bienes muebles o inmuebles, sean de su propiedad, de terceros o de propiedad de las sociedades de las que sea titular.

16.- Rent, sublease on one's own behalf or on behalf of third parties, all kinds of movable or immovable goods, whether they are of their own property, of third parties or of the property of the companies of which they are the holder./o convenientes para la fabricacin, distribucin, venta, instalacin, uso, mantenimiento y reparacin de los productos

Goods, products, services, materials, articles and merchandise, necessary and/or convenient for the manufacture, distribution, sale, installation, use, maintenance and repair of the products.

Related or connected to the purposes of the society. representantes, asesores y asociados

21

-17. Hire employees, managers, officers, directors, agents, representatives, advisors and associates. enlace

Commissioners, professionals, representatives, intermediaries, personnel and liaison services. para el mantenimiento de la salud publica

All types of [resources] necessary for its operation and proper fulfillment of its purpose, as well as for the maintenance of public health. etc

Delegate to one or more people the fulfillment of mandates, commissions, etc.

Services and other activities related to its purpose. DE KANSAS

District 7 of Kansas

Mr. Javier E. Del Valle and Palazuelos

Notary No. 61

Mexico transmitir derechos reales sobre bienes inmuebles

18. Acquire, process, alienate, possess, exercise, license, grant and transfer real rights over real estate. comerciales, diseños industriales y todos los demás derechos de propiedad intelectual

Waive the right to use patents, trademarks, concessions, franchises, trade names, industrial designs and all other intellectual property rights.

Commercials, distinctive logos, permissions, licenses, privileges, inventions, improvements tema

Copyright and related rights that are related or useful with respect to any topic.

Business of the society, be it domestic or foreign. servidores y equipo de computo.

Acquire, by purchase or rental, the necessary infrastructure, such as servers and computer equipment. la operacin

Warehouses, motor vehicles, furniture and equipment, and all necessary for operation.

Improve the development of the social objective. celebrar, otorgar, y desarrollar convenios con personas físicas o morales, nacionales o extranjeras

Promote, sponsor, organize, cooperate, promote, constitute, celebrate, grant and develop agreements with natural or legal persons, national or foreign. empresas

Organize and take part in the capital and assets of all types of companies. análogo

Organizations with the same, similar, complementary, or analogous social purpose. con el equipo

Be compatible with the Organization's and take actions in coordination with the team.es fines

Collaborate with other public or private, national or foreign entities that pursue similar goals.

Achieving similar goals. jurídicas

22

Act as an agent, advisor, or representative of natural or legal persons similares o conexas a los objetos sociales

Legal entities, national or foreign, that are engaged in activities equal, similar, or related to the social objects. presente clasificación

Related, similar, complementary, accessory or linked to the object of this classification

Organization la administracin pblica

Participate in public, private and merit competitions before the public administration documento'

State or private entities, and in general to sign any type of contract or document. entidad

Carry out any type of legal business with the State or any other country or entity.

Government or its entities, or with individuals and/or international entities. naturales o jurdicas que sean necesarias para el cumplimiento de los objetivos de la sociedad.

Likewise, it may consort and/or form temporary unions with natural or legal persons that are necessary for the achievement of the society's objectives.

Legal or natural persons, national or foreign for the development of the project.

Contents in its corporate purpose. cumplimiento de la relación jurídica

Perform all acts necessary and convenient for the fulfillment of the legal relationship. limitativa, la empresa se compromete a:

Development of its objective. Consequently, and in an enunciative but not limiting way, the company commits to: clase de bienes

The Society may acquire, alienate, give and take on lease all kinds of goods, subject to the limitations imposed. útiles

Class of movable and immovable goods, tangible or intangible, necessary or useful.

Convenient for the proper development of the corporate purpose. permanente

-Affect all kinds of goods in trust with a permanent character. por los nombramientos y disposiciones de los fideicomitentes

Trustee, or receive the assets which the same involve as trustees, by the appointments and provisions of the trustees. depsitos

Like giving instructions to the trust institution to issue deposit certificates. con o sin garanta

Ordinary or real estate participation certificates, bearer or nominative, with or without guarantee certificados de lugar de trabajo

If necessary, fiduciary debt certificates, housing certificates, and workplace certificates.Other titles of credit against the trust patrimony. documentos y escrituras

In general, the execution and issuance of all kinds of acts, documents and writings. en trmite o conocimiento de los tribunales

23

Operations, contracts and titles, whether civil, commercial or credit, in process or knowledge of the courts.

Related to the corporate objective. DEBERÁ GARANTIZAR QUE TODOS LOS MIEMBROS PARTICIPEN EN LA DISCUSIÓN Y LOS DEBATES.

To carry out the activities previously indicated, the society must guarantee that all members participate in the discussion and debates. CUALQUIER OTRA FORMA DE SOPORTE LEGAL

She should obtain the permissions, authorizations, licenses or any other form of legal support. LOS DEBERES QUE LA LEY IMPONE PARA EL BUEN GOBIERNO DE LA ENTIDAD.

GRANT SUCH CONCESSIONS AS MAY BE APPROPRIATE, AND, GENERALLY, FULFILL ALL THE DUTIES THAT THE LAW IMPOSES FOR THE GOOD GOVERNMENT OF THE ENTITY. APLICABLES

OTHER LEGAL REQUIREMENTS, AS APPLICABLE IN EACH CASE

NECESSARY

The shareholders deliberated on the previous proposal using the word.

Unanimously adopting the following:

RESOLUTIONS

1.1.- It is approved to increase the corporate purpose of "ECAPFIN", S.A.P.I. DE C.V. la Ley

As a consequence of the above resolution, the Third Article of the Law is reformed.

The Statutes of the Society, to be drafted in the proposed form. discusin se centr en el presupuesto y su aplicacin

II. Second Point.- Discussing the second and last point of the agenda, the discussion focused on the budget and its application señores

Assembly took the agreement to appoint as delegates of this Assembly the gentlemen Hugo Snchez Cortina

Mr. Jaime Sanchez Cortina, Alejandro Zacarias Legorreta Cortina, and Victor Hugo Sanchez Cortina. mar.

Alejandro Vazquez Batiz, so that, together or separately occur before the sea.

Public Notary of your choice to protocolize the act drawn up from this present.

Assembly and in general execute the resolutions adopted by the present

Assembly memoria

Having no other matters to discuss, the Assembly adjourned to draft the minutes. firmada

24

Present Act, which having been read was approved by all present and signed.

Signed for record by the President, Secretary and Scrutinizer.

Mr. Javier E. Del Valle and Palazuelos

Notary Number 61 es un pas con una gran cantidad de cultura

Mexico is a country with a lot of culture. conformes con el plan de inversión y se comprometieron a respetar este acuerdo

It is hereby noted that the shareholders involved in the Assembly were in agreement with the investment plan and committed to respecting this agreement.

Present since its opening until its completion and those who sign for record.

Lawful ALVARADO: Vicepresidente.

JAIME SANCHEZ CORTINA: President. ALEJANDRO ZACARIAS ALVARADO: Vice President.

LEGORRETA CORTINA: Secretary. - Two illegible signatures. Signatures. se emite,

Having said that, the witness in the opinion expressed

Intervene and grant the following:

Clause: presente Contrato de Prestación de Servicios entre las partes aquí identificadas.

For all legal purposes, this Service Provision Contract between the parties identified herein is hereby formalized.

Minutes of the Extraordinary General Shareholders' Assembly of the Company VARIABLE"

ECAPFIN, Variable Capital Investment Promotion Company, Public Limited Company y condiciones previamente establecid

VARIABLE, celebrated on March 11th, 2019, and in accordance with the previously established terms and conditions.

From what has been resolved, the following agreements are formalized. Compañía

B).- Approve the amendment to Article Third of the Company's By-laws

Society, to be drafted in the manner set forth in the minutes of the assembly

It has been documented. de la presente

The other articles of the unamended social statutes in the minutes of this meeting

It remains in force in its current form.

The other resolutions agreed upon according to the minutes to be registered.

25

I, THE NOTARY, ATTEST

I - That I fully identify myself as a Notary before the party appearing. se han hecho copias

II.- Having seen the documents that have been taken into account and from which copies have been made.

What is related and inserted corresponds faithfully to its originals. 15 y 16 de la Ley Federal de Proteccin de Datos Personales en Posesin de los Particulares, hace del conocimiento que el presente Aviso de Privacidad, se aplicar para los datos personales recabados por nuestra empresa a travs de la pgina web.

III. - PRIVACY NOTICE. - In accordance with the provisions of Articles 15 and 16 of the Federal Law on the Protection of Personal Data in Possession of Individuals, it is hereby made known that this Privacy Notice shall apply to the personal data collected by our company through the website. de los Particulares

Eighteenth and Seventeenth of the Federal Law for the Protection of Personal Data in Possession of Private Persons que se refiere el artículo 16 de la Ley Federal de Protección de Datos Personales en Posesión de los Particulares

From the Particulars, the declarant states that he/she knows the privacy notice referred to in article 16 of the Federal Law of Protection of Personal Data in Possession of the Particulars. del Ministerio de Justicia

What does the aforementioned Law refer to, which is displayed in the offices of the Ministry of Justice? caso necesario

Of the undersigned Notary and which is available for consultation if necessary gusto nos colocamos a sus ordenes

At any time on the website "www.notaria61df.com*, we are at your disposal.

The signatory of this instrument hereby manifests their consent.ão consigo encontrar meus óculos

I can't find my glasses.

Express with the treatment of your personal data. nombre

IV.- I personally know the respondent by identifying him by his name. debida autoridad

Name and surname at the time of signing of this instrument to whom I judge with due authority mayor de edad

Legal capacity required for this act and that by general manifestation is of legal age. y uno de enero de mil novecientos noventa y seis

I am Mexican by birth, from Mexico, Federal District, I was born on the thirty-first of January, 1996.

April 1965, married, Entrepreneur and with domicile in El Pescadito, C.P. 79350

Address: Ro Pnuco 127, Interior 802, Colonia El Pescadito, C.P. 79350 santidad

Cuauhtemoc, Cuauhtemoc, City of Mexico, having assured myself of its sanctity. acredite su filiación

Identity for having identified with the document in photocopy that proves your affiliation

26

Agree with its original, it is added to the appendix of the present under letter B.

from the corresponding file. infringen la ley

I informed the attending party of the penalties incurred for breaking the law.

Make false declarations. Penal, se reputar como obligacin de la autoridad el ejecutar los mandatos del Juez:

VI.- For the purposes of the provisions of Article 27 of the Penal Code, it shall be considered the obligation of the authority to execute the orders of the Judge. de la Federacin

Federal Fiscal and Article Twenty-Four of the Regulation of the Federal Fiscal Code para tratar los temas de la agenda

From the Federation, the appearing as Special Delegate of said assembly, to discuss the agenda topics Contribuyentes que se encuentra al pie de este documento es miya

I declare under oath that the Federal Taxpayer Registration Certificate at the bottom of this document is mine. los únicos responsables de lo acontecido.

Shareholders who are recorded in the notarized minutes are the only ones responsible for what happened. de la informacin

Those corresponding to the same. Likewise, in relation to the information society. a nombre propio y en representacion de los accionistas de la Sociedad, de conformidad con lo establecido en el articulo 72 de la Ley General de Sociedades Mercantiles.

"E Capital Mexico Venture Capital Fund I, LP" shareholder, declares the witness on its own behalf and in representation of the shareholders of the Company, in accordance with the provisions of article 72 of the General Law of Commercial Companies. los impuestos no se pueden cobrar

Baio protests that it is true that he resides abroad, so taxes cannot be collected.

The society presents the relationship referred to in the fourth paragraph of the article.

Twenty-seven of the Federal Tax Code and Article 3, Section 3. meses siguientes a la publicacin de este decreto

Article 28 of the Regulation of the Federal Tax Code, within three months of the publication of this decree.

The first few months following the close of each financial year. presenta para su aprobación

VII. - Having requested it from the special delegate of the assembly whose minutes are presented for approval Registro

Record in this instrument the renewal of the registration of the Society in the Register verdad, a la

National Registry of Foreign Investment corresponding, under penalty of perjury, to the que necesita dejar de preguntar

Truth be told, I don't have it available and therefore I can't show it to you, so you need to stop asking.

Present the reference notice.

27

Mr. Javier E. Del Valle and Palazuelos

Notary No. 61

Mexico tiene para obrar de una u otra manera, se obliga el Dicho, aceptando para sí y sus Herederos, los convenios y Estipulaciones aquí contenidos.

VIII. Having read this Instrument, making him aware of the right he has to act in one way or another, the Said obligates himself, accepting for himself and his Heirs, the agreements and Stipulations here contained.

He must read it himself and explain the value and consequences.

Legal terms of this, having expressed full understanding and agreement with it.

Sign it as confirmation today of its date.

I hereby authorize this instrument. Jaime Sánchez Cortina.

Jaime Sánchez Cortina. (Signed). J. Del Valle. The Seal of Jaime Sánchez Cortina.

Authorize Ley General de Educacin

In compliance with the provisions of Article 152 of the General Education Law.

Mexico City Notary Law issued this SECOND TESTIMONY

Writing Number Sixty-Six Thousand One Hundred One for the Society FIJO

ECAPFIN, Fixed Capital Investment Promotion Corporation (Sociedad Anonima Promotora de Inversion de Capital Fijo) de México, a veintiséis de mayo de dos mil veinte.

VARIABLE, as INTERESTED PARTY.- It goes in nine useful fojas.- I ATTEST TO.- Mexico City, on the twenty-sixth of May, two thousand twenty.

From Mexico; March 12th, 2019. LÁ

Go there. PELA PAZ

United for Peacehhaaatt iiss uupp

What's up?ão se esqueça de me enviar a lista

Don't forget to send me the list.

ECAPFIN, S.A.P.I. DE C.V.

Extraordinary General Shareholders' Assembly

28

March 11, 2019. la Plaza de la Constitucin los ciudadanos para protestar

In Mexico City, at 10:00 am on March 11th 2019, citizens gathered in the Constitution Square to protest. Ordinaria de Accionistas, se ubica en

The registered address of "ECAPFIN", S.A.P.I. DE C.V., for the purpose of holding an Ordinary Shareholders' Assembly is located at se adjunta a continuación, asistieron a la reunión

Extraordinary General Meeting, the people mentioned in the attendance list attached below, attended the meeting.

Then, with the appearance of the Commissioner of the society, Mr. Humberto Martin, it is indicated.

Apple Cucumber Eduardo Gonzlez.

Mr. Jaime Sanchez Cortina presided over the Assembly and Mr. Eduardo Gonzalez served as secretary. la empresa Tres Rios, S.A. de C.V.

Alejandro Zacarias Legorreta Cortina, who occupy the positions of Proprietary Counsellors in the company Tres Rios, S.A. de C.V.

The Board of Directors of the Society. quien realizara el escrutinio de la votacin

The President appointed Mr. Alejandro Zacarias Legorreta Cortina as the scrutineer, who will carry out the scrutiny of the vote. hora de aprobar las cuentas

Who certified that 100% of the social capital was represented at the Assembly when approving the accounts

Date, distributed as follows:

Attendance List

Shareholder (“ECMVCF I”)

E Capital Mexico Venture Capital Fund I, LP ("ECMVCF I")

RFC: ECL150116JT7 uma equipe com mais de 10 anos de experiência na indústria

Represented by a team with over 10 years of experience in the industry

Alejandro Zacarias Legorreta Cortina

Jaime Sanchez Cortina

Request for Comments: SACJ650430CY9

Actions

Class 1, Series A

99AR

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Appreciate

Forty-nine thousand five hundred dollars.

Bonjour!

Hello!

Five hundred dollars.

TOTAL

One hundred.

Fifty thousand dollars. conformidad con lo previsto en el artículo 115 de la Ley General de Sociedades, se declara la extinción de la sociedad.

In virtue of the entirety of the shares of the capital stock being represented, in accordance with what is provided for in article 115 of the General Law of Corporations, the dissolution of the company is declared.

In accordance with the provisions of Article 188 of the General Corporations Law orden del día

The President declared the Assembly legally installed to dispose of the agenda.

Next

SITE TEXT

Agenda 8343

61 0316 8343 (in English) = 61 0316 8343

Salut !

Hi!

He.

Discussing and, if applicable, approving an increase in the company's corporate purpose.

Amending Article Three of the corporate bylaws for the purpose.

Appointment of Delegates informa que ya se haba iniciado una investigacin.

POINT ONE.- In order to address the first point on the agenda, the President of the Assembly reports that an investigation has already been initiated. la finalidad de ampliar las actividades empresariales

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I explain to the attendees the need to increase the social object of the company in order to broaden the business activities.

The end goal is that society can develop widely. redactado de la siguiente manera:

For this purpose, he proposed to amend Article Third of the Social Statutes, to read as follows:

Reworked in the following manner:

Article Third. Object of Incorporation. The object of incorporation of the Society shall be: transporte, almacenamiento y distribucin de productos agrcolas

The Cultivation, Production, Processing, Purchase, Sale, Importation, Exportation, Transportation, Storage and Distribution of Agricultural Products asociado al comercio

Distribution, commercialization, consignment, promotion and any act, act or service associated with commerce.

Related to agricultural products and food, especially the nopal and camo. establecimientos, industrias, comercios, negocios, empresas, industrias, comercios y demás actividades

2. Establish, construct, own, acquire and manage all kinds of installations, establishments, industries, commerce, businesses, companies, industries, commerce and other activities. transporte

Factories, workshops, loading and packing plants, warehouses, buildings, warehouses, transport vessels

Communication, land and, in general all kinds of real estate, concessions and services.

For the use of federal, state, local, and other natural resources or inputs., edificios o terrenos

Necessary for the achievement of the corporate purpose. Without acquiring in any case lands, buildings or grounds., se denominan empresas agrcolas, ganaderas o forestales

In terms of the law, businesses that are agricultural, livestock, or forestry-related represented by shares are referred to as agricultural, livestock, or forestry companies.

Agriculture datos

Develop protocols, processes, methods for implementation and data capture

Carbon offsets fabricar

Buy, sell, manufacture, import, export, swap, distribute, install, manufacture. reparación

Dissasemble, fabricate, manufacture, assemble, produce, provide maintenance and repair.

PAGE WITHOUT TEXT-plataforma empresarial líder en el mercado"

DELVALIO - Leading Enterprise Platform in the MarketOS

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Mexican Journeys

My name is K Palazuelos.年9月

September 2018 bienes de consumo

Service, repair and market in general all kinds of goods; articles, products and consumer goods.

Goods for industrial and commercial use. recursos humanos

Ans: S.- Formulating strategies and technologies for innovative Human Resources management. privadas y organizaciones civiles, sean capaces de aprovechar el conocimiento y los recursos disponibles para alcanzar sus metas

Paradigms that enable individuals, public entities, private companies and civil organizations to leverage knowledge and available resources to achieve their goals. objetivos

Private institutions, educational institutions, social and political organizations can achieve their goals. eficiencia

Set goals and improve its competitive position and productivity and efficiency levels.

Profitability mejora continua

6.- Advise and implement quality management, innovation, and continuous improvement programs. general refiere a la capacidad de competir de una entidad para alcanzar una posición favorable en un mercado

Competitiveness in territorial entities and private institutions, which generally refers to the ability of an entity to compete in order to achieve a favorable position in a market. producción, comercialización, distribución, importación, exportación, arrendamientos, compra, venta, representación, asesoría y recuperación de bienes muebles e inmuebles, de cualquier clase

Offer and facilitate nationally and internationally the production, commercialization, distribution, importation, exportation, renting, purchase, sale, representation, consultancy and recovery of movable and immovable goods of any kind, not limited to these activities. etc

Training and capacity building through documentation, talks, the imparting of courses, etc. desarrollo

Diplomas, Seminars, Workshops, Conferences, Implementation, Design and Development gestin de recursos humanos y mejora de la productividad

Establishing training programs in paradigms, organizational change, human resources management, and productivity improvement. investigacin

Competitiveness and innovation as well as promoting, fostering and carrying out research programs

Cultural exchange. nacionales o extranjeras, prstamos de dinero con garantas o sin ellas.

7.- Lend money to individuals or legal entities, public or private, state or para-state, national or foreign, with or without collateral.

All kinds of professional, technical, advisory and technical assistance services. actividades

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Organization, preparation, design, promotion, development and operation of all kinds of activities

Negotiations and projects allowed by law, as well as providing assistance and services. etc

Both consultants and technicians, in the industrial, commercial, and administrative fields, etc.

Financial, Production, Marketing, Advertising and Distribution. de datos, el anlisis de datos, el desarrollo de sistemas y la navegacin por Internet son algunas de las principales tareas realizadas por un ingeniero en tecnologa de la informacin.

8.- The design and implementation of technologies, virtual designs, creation of databases, data analysis, development of systems and internet navigation are some of the main tasks performed by an Information Technology engineer. de educación y otros

Data tending to generate new profiles of productive projects, education plans and others. desarrollo

Business, research, statistics of productive sectors, training and development productividad

These academic activities that lead to improved competitiveness and productivity. de equipos de trabajo para la bsqueda de nuevos productos

Ability to innovate, and hire studies that lead to this end, as well as the organization of work teams for the search of new products.

Special events, corporate campaigns, and the creation of heritage funds. administracin y control de los recursos naturales

9.- Investigate, study and propose solutions to the management, handling, administration and control of natural resources problems. productividad de los trabajadores

Rationalization and addressing of conflicts that directly and indirectly affect the productivity of workers.

Organizational and Individual Competitiveness distribuir obras literarias

10.- Investigate, evaluate, promote, produce, edit, publish, commercialize, and distribute literary works. etc

Distribute all kinds of books, works, articles, magazines, works, pedagogical materials, etc.

Monographs, pamphlets, audio programs and videos, photographs, movies, posters, records

PAGE WITHOUT TEXT

Four DE ERESMA

Palazuelos de Eresma is a municipality located in the province of Segovia, Castile and León, Spain. It is located 44 km northeast of the provincial capital, Segovia. The municipality has a population of 591 inhabitants.

Sicanos

He has been a COLGIAS member for two years. cultura

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Compact discs, DVDs, etc., for educational purposes and to promote the development of culture tenga que ver con el desarrollo de nuevas capacidades

Competitiveness, paradigm shift, innovation, and generally any topic related to the development of new capabilities. contratos con otros sujetos

Contribute to the fulfillment of the corporate purpose, so that the Company may acquire or enter into contracts with other parties. trminos y condiciones comerciales especiales

Agreements with natural or legal persons, national and international, to access special commercial terms and conditions.

Electronic or radio communication media through the internet. hallazgos y recomendaciones

11.- Development, raising, analysis and interpretation of surveys, reports, findings and recommendations. la cultura de seguridad

Evaluation reports and other mechanisms for determining the status and promoting a safety culture

Competitiveness of Public and Private Organizations se ofrecen es la principal fuente de ingresos para las empresas.

Advertising to the consumer public for all products and services offered is the main source of income for businesses.

Establish the society; as well as the commercialization of promotional products. y toda otra forma de comercialización

Be an agent, representative, commissionaire, franchisor or franchisee, and any other form of commercialization. proveedores

Mediator, distributor or agent of national or foreign companies, manufacturers, suppliers

Merchants or providers of services, goods, and related items to the corporate purpose. para el desarrollo de la empresa

14.- Setting up offices, agencies, and branches necessary or convenient for the development of the company. cualquier medio, cualquier bien, derecho, accin, participacin, ttulo, valor o cualquier otro medio de inversin

For the attainment of the corporate purpose, both in national territory and abroad, and to acquire, by any means, any good, right, action, participation, title, value or any other form of investment.

Any legal title, all kinds of goods to exercise all kinds of acts of dominion.

Related. o útiles para el desarrollo de las finalidades de la asociación

15.- Celebrate and carry out all necessary, convenient or useful acts and contracts for the development of the purposes of the association. conexas

Carry out all the necessary and related operations in connection with the aims of the society. jurdicas

Celebrate all contracts, agreements, acts, and legal transactions with natural or legal persons. el cumplimiento de sus fines

Legal, public or private, national or foreign, entities suitable for fulfilling or facilitating the fulfillment of their purposes.

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The development of the object of the Organization and that they be compatible with it. muebles o inmuebles, adquirirlos, enajenarlos, permutarlos, gravarlos o hipotecarlos

16.- To lease, sublet on one's own behalf or on behalf of third parties all kinds of goods, movable or immovable property, acquire them, alienate them, exchange them, encumber them or mortgage them.

Products, services, materials, articles and goods, necessary and related or related.

For the purposes of society. intermediarios o representantes.

17.- Hire employees, managers, officers and executives, agents, commission agents, intermediaries or representatives. empresa

Professionals, representatives, intermediaries, personnel and services of all kinds for your company. personas su representación,

Operation and proper performance of its object, as well as delegating its representation to one or more persons.

People fulfilling mandates, commissions, services and other activities.

From its object. dominio de bienes

18.- Acquire, process, alienate, possess, exercise, license, grant and transfer the ownership of goods dibujos y modelos industriales

Right to use patents, trademarks, concessions, franchises, commercial names, drawings and industrial models.

Distinctive logos, patents, licenses, privileges, inventions, improvements, and copyrights

X is a letter of the Latin alphabet.

TEXT PAGE

Azuelos is a jewelry retailer based in France. It sells a variety of jewelry, watches, and accessories, as well as offering engraving and custom jewelry design services. Founded in 1887, the company has a long history of providing high quality jewelry pieces to customers. Azuelos is well known for its unique designs and quality craftsmanship, making it a popular destination for those looking for something special.

Two

Bonjour!

Hello! RECURSOS NECESARIOS

To carry out the activities previously mentioned, the society must obtain the necessary resources. SU CASO, LA OBTENCIÓN DE LOS DOCUMENTOS QUE ACREDITEN LA LEGALIDAD DE LA ACTIVIDAD

Permits, authorizations, licenses or concessions that may apply, and, if necessary, obtaining the documents that attest to the legality of the activity. SEAN APLICABLES

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GENERAL, COMPLY WITH ALL OTHER LEGAL REQUIREMENTS APPLICABLE IN EACH CASE

Necessary Results unanimidad una decisión afirmativa

The shareholders deliberated on the previous proposal, unanimously adopting an affirmative decision. conclusiones

The following conclusions were reached unanimously

RESOLUTIONS

1.1.- It is approved to increase the corporate object of "ECAPFIN, S.A.P.I. DE C.V. Estatutos.

As a consequence of the previous resolution, Article Three of the Statutes is amended.

Social Statutes of the Society, to be drafted in the proposed form. acord por unanimidad aprobar el proyecto de construccin de una nueva biblioteca

Second Point.- Completing the second and last point of the agenda, the assembly unanimously agreed to approve the project to build a new library. y Pedro Prez

This Assembly agrees to appoint Mr. Jaime Sanchez and Mr. Pedro Perez as delegates. entre otros, se realicen los trabajos de construccin de una infraestructura educativa.

Alejandro Zacarias Legorreta Cortina and Vctor Alejandro Vzquez Btiz, so that, among others, the construction works of an educational infrastructure can be carried out. presente contrato

They should jointly or separately appear before the notary public of their choice to protocolize this contract. que en ella se adopten

Minutes of the present Assembly and the general execution of resolutions adopted therein

Adopted by this Assembly. Acta

There being no other matters to discuss, the Assembly adjourned to draft this Minutes. su constancia

The act, having been read, was approved by all present and signed for its record.

Certificate by the President, Secretary and Scrutineer.

It is hereby recorded that the shareholders involved in the Assembly were present.

From its opening until its conclusion and who sign for legal record.

President

Secretary

Jaime Sanchez Cortina

36

Alexander Zacaras Legorreta DE FUMO

Smoke screen

No Tayto Page EMPRESA ABC

ATTENDANCE LIST FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF COMPANY ABC

Society

ECAPFIN, S.A.P.I. DE C.V. (Sociedad Anónima Promotora de Inversiones de Capital Variable)

Celebrated on March 11, 2019

Shareholders DE EMPRESA

Company Actions

Class 1

Series A

Signatures

I, Mexico Capital Venture Capital Fund LP

Represented by Mr. Alejandro Zacarias.

Legorreta Curtain人

99 people

Jaime Sanchez Cortina DE PESSOAS

Total of people1 películas para ver antes de morir

1001 Movies to See Before You Die los accionistas

The undersigned scrutineer certifies and attests that during the Assembly the shareholders were present.

All shareholders of the company.

Scrutinizer

Alejandro Zacaras Legorreta Cortina

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PAGE WITHOUT TOYTOENIAMO L'ELOGIO

WE EARNED THEIR PRAISEAL

Mexico National Electoral Institute

VOTER CREDENTIALF

No reference

Sanchez

Curtains LA PIZZA

I love pizza

Address

April 30, 196

Col. Lomas de Chapultepec 11000

MIGUEL HIDALGO, Mexico Cityu estava andando com meu cachorro

I was walking with my dog.

Voter ID SNCRJM65043009H600 17"

CURP: SACJ650430HDFNRMO8 Date of Registration: February 17, 1994/04/2020

STATE 09/04/2020

Municipality 016

Section 4963

LOCAUDAD 0001

Ghisin is a small town in the northern part of Tunisia. It is located on the Mediterranean coast near the town of Tabarka. The town is known for its traditional architecture and its beautiful beaches. Ghisin is also a popular tourist destination, with many visitors coming to enjoy the warm climate and the stunning views of the Mediterranean Sea.

From 2016 to 2026 PAS MANGER

Do not eat

38

IDMEX1532837050<<4963002284873 translates to: IDMEX1532837050<<4963002284873

6504304H2612317MEX<02<<34302<6 = 6504304H2612317MEX<<<34302<6

Sanchez<Cortina<<Jaime<<<<<<<

TEXT PAGE

Bonjour ! Comment allez-vous ?

Hello! How are you?

Notary 61

66,101

Mr. Javier Del Valle Palazuelos

Notary 61

Mr. Javier Del Valle Martinez Del Rio

Lawyer

Mr. Diego del Valle Martinez del Rio

Lawyer

Ms. Luisa Gonzalez Perez

LawyerP]

Lic. Juan Manuel Garcia de Quevedo C.P

Dean

Lvaro Garca de Quevedo F., Esq.

Lawyer

Cherry Tree Forest 304, 5th Floor

Col. Bosques de las Lomas translates to "Colony Woods of the Hills".

11,700 Mexico City68

52,505,611,68

52510054

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